Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RC-1, Inc.

Thomasville, NC

We hereby consent to the use of our report dated April 10, 2019 on the financial statements of RC-1, Inc. for the year ended December 31, 2018, included herein on this post-effective amendment No. 3 (file# 333-210960) to the Form S-1 of RC-1, Inc. and to the reference to our firm under the heading “Experts”.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

October 7, 2020